EXHIBIT 99.1

FORTEGRA FINANCIAL CORPORATION REPORTS FIRST QUARTER 2013 RESULTS

Jacksonville, FL - May 13, 2013 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company providing distribution and administration services and insurance-related products, today reported results for the first quarter ended March 31, 2013.

•	Total revenues climbed to $89.9 million from $71.9 million, a 25.1% increase compared to the prior year period

•	Net Revenues increased 28.2% to $35.0 million from $27.3 million in the prior year period

•	Direct and assumed written premiums increased 2.9% to $81.5 million compared with the prior year period

“We are pleased to report that 2013 is off to a solid start. Acquisitions completed at year end 2012 positively impacted the first quarter results, driving much of our growth in total revenues, while our underlying business continues to generate favorable returns,” said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra. “More specifically, ProtectCELL and 4warranty contributed $6.9 million of net revenues in the first quarter of 2013. Additionally, we continue to witness consistency in our other business units with Life of the South, growing direct and assumed premiums to $81.5 million, a new record for first quarter results, while our wholesale brokerage business unit, Bliss and Glennon, increased net revenues by 4.0%. We are pleased with our progress in the quarter and look forward to achieving our financial goals and generating shareholder value for the remainder of 2013.”

First Quarter Results

Total revenues increased 25.1% to $89.9 million for the first quarter of 2013, compared to $71.9 million for the first quarter of 2012. Net revenues (total revenues less net losses and loss adjustment, member benefit claims and commissions expenses) increased 28.2% to $35.0 million for the first quarter of 2013, compared to $27.3 million for the prior year period. Both total revenues and net revenues were favorably impacted by the acquisitions of ProtectCELL and 4warranty. Operating expenses were $25.7 million compared to $18.1 million in the prior year period. The 2012 acquisitions of ProtectCELL and 4warranty contributed $4.4 million to the increase in operating expenses while severance and other one-time expenses related to the previously announced re-organization of operations added $1.2 million.

Net income for the first quarter of 2013 was $2.5 million, or $0.12 per diluted share, compared to $3.4 million, or $0.16 per diluted share, for the prior year period. 2013 results included $0.7 million of after-tax severance expenses. Non-GAAP net income for the first quarter of 2013 was $3.5 million, or $0.17 per diluted share, compared to Non-GAAP net income of $3.6 million, or $0.17 per diluted share, for the prior-year period.

Adjusted EBITDA for the first quarter of 2013 was $10.9 million, compared to $9.5 million for the first quarter of 2012. Adjusted EBITDA margin for the first quarter of 2013 was 31.2%, compared to 34.6% for the prior-year period.

Segment Results
Payment Protection
For the three months ended March 31, 2013, net revenues for the Payment Protection segment were $20.6 million, compared to $13.1 million for the prior-year period, an increase of 57.6%. EBITDA for the Payment Protection segment was $5.7 million for the first quarter of 2013, compared to $5.2 million for the prior-year period, an increase of 10.9%. EBITDA margin for the Payment Protection segment was 27.8% for the first quarter of 2013, compared to 39.6% for the prior-year period. The lower margin primarily resulted from a change in the mix of business with the addition of ProtectCELL and higher operating expenses within our Motor Clubs division.

Business Process Outsourcing (BPO)
Net revenues for the BPO segment remained flat at $4.2 million for the first quarter of 2013 compared to the prior year period. EBITDA for the BPO segment was $0.7 million for the first quarter of 2013, compared to $1.1 million for the prior-year period. EBITDA margin for the BPO segment was 15.6% for the first quarter of 2013, compared to 25.5% for the prior year period. The decrease in margin resulted from an increase in operating expenses at Pacific Benefits Group.

Brokerage
Net revenues for the Brokerage segment increased 1.5% to $10.2 million for the first quarter of 2013 compared to $10.0 million in the first quarter of 2012. EBITDA for the Brokerage segment was $3.0 million for the first quarter of 2013, compared to $2.9 million for the prior year period. EBITDA margin for the Brokerage segment was 29.2% for the first quarter of 2013, compared to 29.3% for the prior year period.

Balance Sheet
Total invested assets and cash and cash equivalents increased to $141.0 million as of March 31, 2013 compared to $133.3 million as of December 31, 2012. Cash and cash equivalents decreased to $14.3 million from $15.2 million as of December 31, 2012. Unearned premiums were $225.3 million as of March 31, 2013 compared to $235.9 million as of December 31, 2012. Total debt outstanding as of March 31, 2013 increased to $126.8 million compared to $124.4 million as of December 31, 2012. Stockholder's equity increased to $154.7 million as of March 31, 2013 compared to $151.0 million as of December 31, 2012.

Conference Call Information
Fortegra's executive management will host a conference call to discuss its first quarter 2013 results tomorrow, Tuesday, May 14, 2013 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the company's website: http://www.fortegrafinancial.com. A replay of the call will be available beginning May 14, 2013 at 11:30 a.m. ET and ending on May 21, 2013 11:59 p.m. ET on the company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The passcode for the replay is 413809.

Statistical Supplement
In addition, the company has provided a statistical supplement which can be accessed through the “Investor Relations” section of Fortegra's website at: http://www.fortegrafinancial.com.

About Fortegra
Fortegra Financial Corporation is an insurance services company that provides distribution and administration services and insurance-related products to insurance companies, insurance brokers and agents and other financial services companies, primarily in the United States. It sells services and products directly to businesses rather than directly to consumers. Fortegra's brands include Life of the South®, 4warranty, ProtectCELL, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM, Bliss & GlennonTM and eReinsureTM.

Use of Non-GAAP Financial Information
Fortegra presents certain additional financial measures related to its Business Segments that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. Fortegra presents these Non-GAAP measures to provide investors with additional information to analyze Fortegra's performance from period to period.  Management also uses these measures to assess performance for Fortegra's segments and to allocate resources in managing Fortegra's businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that Fortegra reports in accordance with GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

In this Earnings Release, we present Net Income - Non-GAAP Basis, Non-GAAP Earnings per common share - basic and diluted, EBITDA and Adjusted EBITDA. These financial measures as presented in this Earnings Release are considered Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income or earnings per share as a measure of operating performance. Net Income - Non-GAAP Basis as used in this Earnings Release is net income increased (on a tax-effected basis) by transaction costs associated with acquisitions, stock-based compensation and restructuring expenses. Non-GAAP earnings per common share - basic and diluted share as presented in this Earnings Release adjust for the impact of the Non-GAAP adjustments to net income, net of tax, on a per common share basis, EBITDA as used in this Earnings Release is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. Adjusted EBITDA as used in this Earnings Release means "Consolidated Adjusted EBITDA" which is defined under our credit facility with Wells Fargo Bank, N.A., and which generally means consolidated net income before non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense and unusual or non-recurring charges. The calculation below does not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA reflected in this table. We believe presenting Net Income - Non-GAAP Basis, Non-GAAP Earnings per common share - basic and diluted, EBITDA and Adjusted EBITDA provides investors with a supplemental financial measure of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses Net Income- Non-GAAP Basis, Non-GAAP Earnings per common share - basic and diluted, EBITDA and Adjusted EBITDA as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. Although we use EBITDA and Adjusted EBITDA as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both a necessary element of our costs and operations. Since we use property and equipment to generate service revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA and Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA and Adjusted EBITDA do not account for these expenses, its utility as a financial measure of our operating performance has material limitations. Due to these limitations, management does not view EBITDA and Adjusted EBITDA in isolation or as a primary financial performance measure.
We believe Net Income- Non-GAAP Basis, Non-GAAP Earnings per common share - basic and diluted, EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of Net Income- Non-GAAP Basis, Non-GAAP Earnings per common share - basic and diluted, EBITDA and Adjusted EBITDA (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegrafinancial.com.

Contacts:
Stephanie Gannon
904-352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended
	March 31, 2013	March 31, 2012

Revenues:
Service and administrative fees	$38,858	$22,511
Brokerage commissions and fees	9,731	9,520
Ceding commission	7,163	7,064
Net investment income	909	743
Net realized investment gains (losses)	7	(3)
Net earned premium	33,142	31,972
Other income	91	72
Total revenues	89,901	71,879
Net losses and loss adjustment expenses	10,535	11,266
Member benefit claims	8,978	1,303
Commissions	35,362	31,988
Net Revenues	35,026	27,322

Expenses:
Personnel costs	15,846	11,392
Other operating expenses	9,805	6,739
Depreciation and amortization	1,318	738
Amortization of intangibles	1,948	1,482
Interest expense	1,444	1,652
Total expenses	30,361	22,003
Income before income taxes and non-controlling interests	4,665	5,319
Income taxes	1,354	1,887
Income before non-controlling interests	3,311	3,432
Less: net income attributable to non-controlling interests	818	18
Net income	$2,493	$3,414

Earnings per share:
Basic	$0.13	$0.17
Diluted	$0.12	$0.16
Weighted average common shares outstanding:
Basic	19,556,743	19,904,819
Diluted	20,625,041	20,739,196

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	At
	March 31, 2013	December 31, 2012
Assets:
Investments:
Fixed maturity securities available-for-sale, at fair value	$118,102	$110,641
Equity securities available-for-sale, at fair value	7,301	6,220
Short-term investments	1,222	1,222
Total investments	126,625	118,083
Cash and cash equivalents	14,339	15,209
Restricted cash	28,881	31,142
Accrued investment income	1,217	1,235
Notes receivable, net	5,045	11,290
Accounts and premiums receivable, net	33,883	27,026
Other receivables	28,189	13,511
Reinsurance receivables	196,907	203,988
Deferred acquisition costs	63,623	59,320
Property and equipment, net	17,621	17,946
Goodwill	119,512	119,512
Other intangible assets, net	77,767	79,340
Income taxes receivable	3,272	2,897
Other assets	8,554	7,667
Total assets	$725,435	$708,166

Liabilities:
Unpaid claims	$34,155	$33,007
Unearned premiums	225,288	235,900
Policyholder account balances	25,489	26,023
Accrued expenses, accounts payable and other liabilities	70,845	58,563
Deferred revenue	58,410	50,607
Note payable	91,750	89,438
Preferred trust securities	35,000	35,000
Deferred income taxes, net	29,792	28,658
Total liabilities	570,729	557,196
Stockholders' Equity:
Preferred stock	—	—
Common stock	208	207
Treasury stock, at cost	(6,651)	(6,651)
Additional paid-in capital	97,945	97,641
Accumulated other comprehensive loss, net of tax	(468)	(631)
Retained earnings	52,310	49,817
Stockholders' equity before non-controlling interests	143,344	140,383
Non-controlling interests	11,362	10,587
Total stockholders' equity	154,706	150,970
Total liabilities and stockholders' equity	$725,435	$708,166

FORTEGRA FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME- Segments (Unaudited)
(All Amounts in Thousands)

	For the Three Months Ended
	March 31, 2013	March 31, 2012
Segment Net Revenue
Payment Protection	$20,637	$13,094
BPO	4,214	4,205
Brokerage	10,175	10,023
Segment net revenues	35,026	27,322

Operating Expenses
Payment Protection	14,892	7,913
BPO	3,556	3,133
Brokerage	7,203	7,085
Total operating expenses	25,651	18,131

EBITDA
Payment Protection	5,745	5,181
BPO	658	1,072
Brokerage	2,972	2,938
Total EBITDA	9,375	9,191

Depreciation and amortization
Payment Protection	1,775	849
BPO	834	503
Brokerage	657	868
Total depreciation and amortization	3,266	2,220

Interest Expense
Payment Protection	957	1,012
BPO	177	267
Brokerage	310	373
Total interest expense	1,444	1,652

Income (loss) before income taxes and non-controlling interests
Payment Protection	3,013	3,320
BPO	(353)	302
Brokerage	2,005	1,697
Total income before income taxes and non-controlling interests	4,665	5,319
Income taxes	1,354	1,887
Less: net income attributable to non-controlling interests	818	18
Net income	$2,493	$3,414

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION -
ADJUSTED EBITDA (Unaudited)
(All Amounts in Thousands, except for percentages)

	For the Three Months Ended
	March 31, 2013	March 31, 2012

Net income	$2,493	$3,414
Depreciation and amortization	1,318	738
Amortization of intangibles	1,948	1,482
Interest expense	1,444	1,652
Income taxes	1,354	1,887
Net income attributable to non-controlling interests	818	18
EBITDA	9,375	9,191
Transaction costs (a)	86	97
Stock-based compensation expense	304	179
Restructuring expenses	1,154	—
Adjusted EBITDA	$10,919	$9,467

EBITDA Margin	26.8%	33.6%
Adjusted EBITDA Margin	31.2%	34.6%

(a) Represents transaction costs associated with acquisitions.

FORTEGRA FINANCIAL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION -
NET INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended
	March 31, 2013	March 31, 2012

Net income	$2,493	$3,414
Non-GAAP Adjustments, net of tax
Transaction costs associated with acquisitions (1)	86	97
Stock-based compensation	197	115
Restructuring expenses	747	—
Total Non-GAAP adjustments, net of tax	1,030	212
Net income - Non-GAAP basis	$3,523	$3,626

GAAP Earnings per share - basic	$0.13	$0.17
Non-GAAP adjustments, net of tax	0.05	0.01
Non-GAAP Earnings per common share - basic	$0.18	$0.18

GAAP Earnings per share - diluted	$0.12	$0.16
Non-GAAP adjustments, net of tax	0.05	0.01
Non-GAAP Earnings per common share - diluted	$0.17	$0.17

Weighted average common shares outstanding:
Basic	19,556,743	19,904,819
Diluted	20,625,041	20,739,196

(1) Adjustments not tax effected.